                    * Confidential Treatment Requested
                      Under 17 C.F.R. Section 200.80(b)(4),
                      200.83 and 230.406

                                                                    EXHIBIT 10.7


                                COVER AGREEMENT

                                       FOR

                   SPRINT COMMUNICATIONS PRODUCTS AND SERVICES

This Cover Agreement for Sprint Communications Products and Services ("Agreement") by and between SPRINT COMMUNICATIONS COMPANY L.P. ("Sprint") and WEB SIDE STORY ("Customer") establishes certain special prices and related terms and conditions governing Sprint's provision of Domestic Sprint IP products and services ("Products and Services") to Customer.

Sprint is a telecommunications common carrier providing intrastate, interstate and international services to customers: (1) on a non-tariff basis; and, (2) pursuant to tariffs on file with the Federal Communications Commission (F.C.C.), various state regulatory commissions or in-country international telecommunications bodies (collectively referred to as "Tariffs"), as applicable, and as amended from time to time by Sprint.

1.   TERM

     The term ("Term") of this Agreement is 36 months and begins on the first day of the first complete billing month following execution of this Agreement by both parties ("Commencement Date"). When this Agreement expires or terminates, Sprint will provide the Products and Services to Customer at Sprint's then current Tariff or public price list.

2.   SPECIAL PRICES FOR PRODUCTS AND SERVICES

Subject to the terms and conditions in this Agreement, Customer will receive the rates, charges and discounts ("Special Prices") in Attachment A (attached and incorporated into this Agreement) on its purchase of the Products and Services during the Term. Rates, charges and discounts for Sprint products and services not in this Agreement will be provided under the applicable Tariffs or public price list.

3.   OTHER TERMS AND CONDITIONS

     3.1 Orders and Other Documents. Customer will order the Products and Services by executing Sprint's standard Order for Data Communication Services form and other order forms designated by Sprint ("Orders"), subject to Sprint's acceptance of the Orders. The minimum Order term for the Products and Services is 3 years. The Sprint Tariffs, if applicable, and Sprint's IP Products and Services Terms and Conditions (attached and incorporated into this Agreement as Attachment B) apply to Sprint's provision of Products and Services. If there is a conflict between this Agreement and the documents referenced in this Agreement, the order of precedence is: (1) Sprint Tariffs, if applicable (2) the terms and conditions in this Agreement (including the Attachments), (3) Sprint's IP Products and Services Terms and Conditions and (4) the Orders.

     3.2 Performance Guarantees. The performance guarantees for Sprint's IP Products and Services are defined in Attachment D (Availability) and Attachment E (Delay) (attached and incorporated into this Agreement).

     3.3 Material Failure. Customer agrees to provide prompt written notice to Sprint of any material failure by Sprint to provide Products and Services as set forth in this Agreement. If Sprint fails to cure the material failure within a reasonable time, Customer may terminate the affected Products and Services on 30 days' written notice to Sprint. A material failure by Sprint will not include a failure caused by the local



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                                                      Agreement No. BSG9811-261


           exchange carrier, Customer Premise Equipment, Customer or any other failure caused by circumstances outside the sole control of Sprint.

     3.4 Governmental Programs. Sprint may adjust its rates and charges or impose additional rates and charges on Customer in order to recover amounts that Sprint is required by governmental or quasi-governmental authorities to collect on behalf of or pay to others in support of statutory or regulatory programs. Examples of such programs include, but are not limited to, the Universal Service Fund, the Presubscribed Interexchange Carrier Charge, and compensation to payphone service providers for use of their payphones to access Sprint's service.

     3.5 Nondisclosure-Agreement. This Agreement and any information concerning its terms, conditions or Special Prices are confidential and proprietary information of Sprint and are governed by the Agreement for Use and Nondisclosure of Confidential Information, effective DECEMBER 7, 1998, and continuing in effect for the Term.

     3.6 Notices. All notices or other communication arising out of disputes under this Agreement must be in writing and delivered to the addresses shown below the parties' signatures at the end of this Agreement.

4.   ENTIRE AGREEMENT

     This Agreement (including all referenced documents and Attachments) is the entire understanding between Sprint and Customer relating to this Agreement, and supersedes all proposals, agreements, understandings, negotiations, discussions, whether oral or written, or other communication between the parties relating to this Agreement. Customer is not relying upon any representations or promises made by or on behalf of Sprint in entering into this Agreement. All modifications, interlineations, additions, supplements or other changes to this Agreement must be accepted by both parties in writing.

To become effective, this Agreement must be signed by an authorized officer of Customer, delivered to Sprint on or before FEBRUARY 17, 1999, and then executed by an officer of Sprint.

WEB SIDE STORY                             SPRINT COMMUNICATIONS COMPANY L.P.

By:                                        By:

/s/ BLAISE BARRELET         2/25/99        /s/ GARY NG                 2/2/99
--------------------------------------     ------------------------------------
Signature and Date                         Signature and Date

BLAISE BARRELET, PRESIDENT                  GARY NG, BRANCH MANAGER
--------------------------------------     ------------------------------------
Name and Title (Typed or Printed)          Name and Title (Typed or Printed)

ADDRESS FOR NOTICE                         ADDRESS FOR NOTICE
6450 Lusk Boulevard, Suite E204            2002 Edmund Halley Drive
San Diego, CA 92121                        Reston, Virginia 20191
                                           Attention: Reston Contracts Group
                                           (Mail Stop: VARESC0105)

                                           With a copy to:

                                           Sprint Communications
                                           8140 Ward Parkway
                                           Kansas City, Missouri 64114
                                           Attention Law Department/Marketing
                                             and Sales



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


                                                       Agreement No. BSG9811-261

                                  ATTACHMENT A

         PRICING COMPONENTS FOR DOMESTIC SPRINT IP PRODUCTS AND SERVICES

A.   DESCRIPTION OF DOMESTIC SPRINT IP CHARGES

     Domestic Sprint IP Products and Services consist of both Internet (public) and Intranet (corporate LAN) network access to allow remote users to dial-up (via local or toll-free access) for access to hosts or other resources available on such networks. The term "Domestic" is defined as the 48 contiguous United States and the District of Columbia. The following are the primary price components of Domestic Sprint IP Dedicated Products and
     Services:

     1. Dial Access Charges - There is a one-time fixed charge per remote user for set-up of the user ID and a usage charge per remote user per hour for either local or toll free dial access. The hourly rates generally cover access at any time from any available city. Dial access usage charges do not include local telephone message and toll charges.

     2. Dedicated IP Port Charges - There are one-time installation charges and a monthly recurring charges per Dedicated IP Port for: (a) local access facilities (per Tariff 8), (b) the Port and (c) Customer Premise Equipment (CPE) required for each Dedicated IP Port.

     3. Frame Relay Gateway Charges - For Frame Relay Gateways to the Internet or Intranet, there is a one-time charge and a monthly charge for each Burst Express PVC.

     4. User ID Charges - There is a one-time charge and a monthly charge per user ID for assignment and administration of the customer-managed or Sprint-managed user IDs (Fixed Address or Dynamic Address).

     5. Customer Premise Equipment - Certain Customer Premise Equipment ("CPE") may be used with Sprint's IP Products and Services. Customer may purchase or rent such CPE from Sprint pursuant to the Sprint CPE Order form. Customer provided CPE must be certified by Sprint. There is a one time installation charge for CPE installed by Sprint, and a monthly recurring charge for CPE rented from Sprint.

     6. Internet Service Providers (ISPs) - If Customer is or becomes an ISP the terms and conditions of the Addendum to Sprint IP Products and Services will apply (attached and incorporated into this Agreement as Attachment C. Customer will be considered an ISP if Sprint determines, at its sole discretion, that Customer is in the business of reselling (directly or indirectly) Internet access or web hosting services.

B.   DOMESTIC SPRINT IP PRODUCTS AND SERVICES SPECIAL PRICES AND TERMS

     Customer will receive the following Special Prices for Domestic Sprint IP Products and Services:

     1. Customer will be charged a *** fixed monthly recurring charge for each Domestic DS3 Sprint IP Dedicated Port with an individual Order term of 3 years or longer installed or in service during the Term.

     2. Sprint will waive *** of the Domestic DS3 Sprint IP Dedicated Port installation (non-recurring) charges on Ports installed with an individual Order term of three years during the



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                         SPRINT PROPRIETARY INFORMATION

*** Confidential Portions have been omitted and filed separately with the Securities and Exchange Commission.

                                                      Agreement No. BSG9811-261


     Term. Ports receiving an Installation waiver are subject to a 36 month continuous use requirement. If Customer disconnects any Port receiving an installation waiver before the end of the required minimum continuous use period, Customer must pay Sprint a prorated portion of the waived installation charges based on the number of months remaining in the period.

3. Sprint will issue Customer a *** credit in the first billing month following the Commencement Date, a *** credit in the eighteenth billing month following the Commencement Date and a *** credit in the thirty-sixth billing month following the Commencement Date.

4. If Sprint terminates this Agreement due to Customer's breach or Customer terminates this Agreement or ceases to use Products and Services for any reason whatsoever prior to the expiration of the Term, Customer must pay to Sprint, in addition to all other charges, a pro-rata portion of all credits and waivers issued based upon the number of months remaining in the Term, and, as a result of such termination, no further credits and waivers will be issued.

5. Orders for Domestic Sprint IP Ports will be accepted at Sprint's sole discretion.

6. The monthly recurring and installation charges set forth in this subsection B do not include charges for Local Access Facilities, installation or CPE. Charges for Local Access Facilities are set forth in Sprint F.C.C. Tariff No. 8.

7. Customer is not eligible to receive any other promotions, incentives, discounts, waivers or credits applicable to Domestic Sprint IP Dedicated Products and Services except as expressly set forth in the Agreement.

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                         SPRINT PROPRIETARY INFORMATION

*** Confidential Portions have been omitted and filed separately with the Securities and Exchange Commission.

                                                      Agreement No. BSG9811-261

                                  ATTACHMENT B

                         SPRINT IP PRODUCTS AND SERVICES
                              TERMS AND CONDITIONS

The following terms and conditions govern Sprint's provision of Sprint IP products and services ("Products and Services") to Customer as specified in the Order for Data Communication Services form ("Order"). Products and Services includes equipment, facilities, software or services provided by Sprint, but does not include certain third party access lines which may be utilized with the Products and Services. If Products and Services are or become subject to a tariff filed with the Federal Communications Commission or any other regulatory institution ("Tariff"), the terms and conditions of such Tariff, including rates, will govern Customer's use of the Products and Services.

1.   TERM

     The initial term for the Products and Services ("Initial Term") will be stated on the Order and will begin on the first day of the month following the date the Products and Services are installed and available. Upon expiration, the Initial Term will be automatically extended for successive one (1) year periods, unless sixty (60) days prior to the end of the Initial Term or each such extension, either (a) Customer or Sprint provides written notice to the other that it does not want such extension, or (b) Customer executes a new Order for Products and Services with a term longer than one (1) year.

2. PRICES

     A. Prices are stated on the Order. Prices (except those subject to Tariff or Sprint's Rate Escalation Policy) and discount percentages (if applicable) are fixed for the Initial Term. Thereafter, Sprint will provide Customer with written notice of increased prices or reduced discounts, sixty (60) days prior to the effective date of such changes. In the event of such changes, Customer may terminate the Order without termination liability by providing written notice to Sprint no later than thirty (30) days prior to the effective date of such changes, otherwise Customer will be billed according to the new prices and/or discounts beginning on the effective date of such changes.

     B. Notwithstanding anything contained herein, Sprint may adjust its rates and charges or impose additional rates and charges on Customer in order to recover amounts it is required by governmental or quasi-governmental authorities to collect on behalf of or pay to others in support of statutory or regulatory programs. Examples of such programs include, but are not limited to, the Universal Service Fund, the Presubscribed Interexchange Carrier Charge, and compensation to payphone service providers for use of their payphones to access Sprint's service.



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
                                                      Agreement No. BSG9811-261

3.   INVOICES AND PAYMENT

     The date the Products and Services are installed and available, or the delivery date specified in the Order, whichever is later, will be the date on which: (a) all non-recurring charges will be invoiced in full, and (b) invoicing for all recurring charges will commence. Fixed recurring charges for partial months will be prorated on a thirty (30) day basis. Payment in U.S. currency will be due upon receipt of the invoice. Interest charges of one and three-quarter percent (1-3/4%) per month or the highest rate permitted by law, whichever is less, will accrue daily on all amounts not paid within thirty (30) days of the date of the invoice. Customer will pay all sales and use taxes, as well as duties or levies, on Products and Services.

4.   DELIVERY

     Sprint will schedule the delivery of the Products and Services in accordance with the mutually agreed delivery date specified in the Order. Sprint will accommodate one Customer requested delay in the delivery date, provided that: (a) such delay does not exceed thirty (30) calendar days from the delivery date in the Order, (b) Sprint receives such Customer requested delay in writing no later than ten (10) days prior to the original delivery date, and (c) Customer agrees to pay any additional charges resulting from such delay. If Customer delays delivery of the Products and Services for more than thirty (30) calendar days beyond the delivery date specified in the Order, then Sprint will invoice Customer for all applicable charges for Products and Services effective thirty (30) calendar days from the original agreed delivery date unless Sprint receives Customer's written notice to cancel the affected Products and Services on or before the date which is thirty (30) calendar days from the original delivery date, subject to Sprint's standard cancellation charges.

5.   RESPONSIBILITIES OF SPRINT

     A. Sprint will provide, install, operate and maintain the Products and Services as required in the Order. Sprint will not be responsible for cabling that connects equipment not provided by Sprint to the Products and Services.

     B. Sprint warrants that Products and Services will be in good working order and will in all material respects conform to the requirements of the Order upon the date installed. Customer's sole remedy for performance or non-performance of Products and Services in accordance with the terms of the Order will be repair or replacement of the Products and Services. THE FOREGOING WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

     C. The performance guarantees for Sprint's IP Products and Services are as defined in Exhibit 1 (Availability) and 2 (Delay) (attached and incorporated into this Agreement).

6.   RESPONSIBILITIES OF CUSTOMER

     A. Customer will: (i) at its own expense provide all necessary preparations required to comply with Sprint's installation and maintenance specifications, (ii) be responsible for the costs of relocation

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
                                                       AGREEMENT NO. BSG9811-261

          of Products and Services once installed, and (iii) provide to Sprint and to its suppliers reasonable access to Customer's premises to perform any acts required by the Order.

     B. Customer will properly use the Products and Services. Customer will be liable for any and all damages to Products and Services located on Customer's premises excluding reasonable wear and tear, and damages caused by Sprint. Upon expiration or termination of the Order, Customer will surrender to Sprint any equipment and other property owned by Sprint and provided to Customer.

     C. Customer will not nor will it permit or assist others to: (i) use Products and Services for any purpose other than that for which they are intended, (ii) fail to maintain a suitable environment in accordance with the manufacturer's specifications, or (iii) alter, tamper with, adjust or repair the Products and Services. Upon the occurrence of any of the above, Sprint will be completely released from any liability or obligation (including any warranty or indemnity obligation) to Customer relative to the Products and Services; and Customer will be liable to Sprint for costs or damages incurred by Sprint resulting therefrom.

     D. Customer will not nor will it permit or assist others to abuse or fraudulently use Products and Services, including but not limited to the following:

          1. Obtaining or attempting to obtain service by any means or device with intent to avoid payment; or

          2. Unauthorized access, alteration, destruction, or any attempt thereof, of any information of another Sprint customer by any means or device; or

          3. Using Products and Services so as to interfere with the use of the Sprint network by other customers or authorized users, or in violation of the law or in aid of any unlawful act; or

          4. Using Products and Services in a manner which, in the sole opinion of Sprint, is not in accordance with generally accepted rules of Internet conduct as adopted and modified by Sprint.

          Upon the occurrence of any of the above, Sprint may suspend its performance and/or terminate the Order with no further obligation to Customer.

7.   ACCESS CONTROL FEATURES

     Sprint offers certain Access Control Features with the Products and Services which can assist in deterring unauthorized access to Customer's network. Customer will be responsible for the proper use of Access Control Features, and Sprint's sole responsibility is to provide and, at Customer's option, maintain such Access Control Features selected by Customer in accordance with the Order. However, such Access Control Features may not completely eliminate unauthorized network access and the resulting charges. Customer will be solely responsible for any unauthorized access to its network and any charges incurred as a result thereof.


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
                                                      Agreement No. BSG9811-261


8.   HARDWARE OR SOFTWARE NOT PROVIDED BY SPRINT

     A. Sprint will not be responsible for the installation, operation, or maintenance of hardware or software not provided by Sprint; nor will Sprint be responsible for the transmission or reception of information by such hardware or software.

     B. Customer will be responsible for the selection, use and compatibility of hardware or software not provided by Sprint. In the event that such hardware or software impairs Customer's use of the Products and Services, Customer will nonetheless be liable for payment for Products and Services. Upon notice from Sprint that the hardware or software not provided by Sprint is causing or is likely to cause hazard, interference, or service obstruction Customer will eliminate such hazard, interference, or service obstruction. Sprint reserves the right to disconnect the Products and Services until such hazard, interference, or service obstruction is corrected. If requested by Customer, Sprint may, at its then-current rates, troubleshoot difficulties caused by hardware or software not provided by Sprint.

     C. Sprint will not be responsible if any changes in Products and Services cause hardware or software not provided by Sprint to become obsolete, require modification or alteration, or otherwise affect performance of such hardware or software.

     D. If Customer provides its own router to interface with the Products and Services, then Customer is fully responsible for the installation, maintenance, and configuration of such Customer-provided router, however, Sprint will have the right, in cooperation with Customer, to set the initial configuration for the router interface into the Products and Services.

9.   PROPERTY RIGHTS AND INFORMATION PROTECTION

     A. Sprint grants to Customer a non-exclusive and non-transferable license to use software which may be provided with or included in the Products and Services for the sole purpose of enabling Customer to use such Products and Services.

     B. Title and property rights to Sprint provided software and equipment are and will remain with Sprint or its suppliers, whether or not embedded in or attached to realty. Title and property rights to IP addresses assigned to Customer by Sprint are and will remain with Sprint.

     C. Customer recognizes that Products and Services provided hereunder constitute valuable trade secrets of Sprint or its suppliers. Customer will protect any software used by Customer which is provided with or included in the Products and Services, and will make no attempt to examine, copy, alter, reverse engineer, tamper with, or otherwise misuse such software.

     D. Customer is prohibited from using the Sprint trade name and any Sprint trademark or service mark in any fashion without the prior written consent of Sprint.

     E. Information that is identified as proprietary to either party which is delivered or disclosed to the other party will, for a period ending three (3) years from the expiration or termination date of the Order,
         (i) be held in confidence by the receiving party; (ii) be disclosed only to those employees or authorized representatives on a need-to-know basis, and (iii) be used only in fulfillment of the receiving party's obligations under the Order. Neither party will be liable for the disclosure or

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
                                                      Agreement No. BSG9811-261


          use of such data or proprietary information which: (a) is, or becomes, publicly known, other than by breach of this Order; (b) is obtained by the receiving party form a third party without restriction, (c) is previously known by the receiving party; (d) is, at any time, developed by the receiving party completely independent of any disclosures hereunder; or (e) is required to be released by law.

10.  LIMITATION OF LIABILITY

     A. In no event will Sprint be liable, either in contract or in tort, for protection from unauthorized access of Customer's transmission facilities or Customer premise equipment; or for unauthorized access to or alteration, theft, or destruction of Customer's data files, programs, procedure, or information through accident, fraudulent means or devices, or any other method.

     B. Except to the extent caused by the negligence of Sprint, Sprint will not be liable for claims or damages resulting from or caused by: (i) Customer's fault, negligence or failure to perform Customer's responsibilities; (ii) claims against Customer by any other party (except for claims of copyright or patent infringement as specified herein); (iii) any act or omission of any other party; or (iv) equipment or services furnished by a third party.

     C. For any claim arising under or related to this Order, Customer's damages, if any, will be limited to those actually proven as directly attributable to Sprint, subject to the following limitation: Sprint will not be liable under any circumstances for any indirect, incidental or consequential damages, including, but not limited to lost profits, even if Sprint has been advised of the possibility of such damages. Sprint's liability for damages to Customer for any cause whatsoever, regardless of the form of action, and whether in contract or in tort, including negligence, will be limited to the lesser of $100,000 or the monthly charges paid for the affected Products and Services during the preceding twelve (12) months.

11.  INDEMNITIES

     A. If promptly notified of any action brought against Customer based on a claim that Sprint provided Products and Services used by Customer infringe a United States patent or copyright, Sprint will defend such action at its expense and will pay any and all fees, costs, or damages that may be finally awarded in such action or resulting settlement. In the event that a final injunction is obtained against Customer prohibiting use of Products and Services by reason of infringement of a United States patent or copyright, Sprint will at its option and expense either:

          1. Procure the right for Customer to continue using the Products and Services; or

          2. Procure alternative Products and Services which furnish equivalent functionality; or

          3. Direct Customer to return such Products and Services to Sprint, and in such event, the Order relating to such returned Products and Services will terminate.

     B. Sprint will be indemnified and saved harmless by Customer from and against all loss, liability, damage and expense, including reasonable counsel fees, caused by:

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                                                      Agreement No. BSG9811-261

          1. Negligent acts or omissions of officers, employees, agents, or contractors of Customer which result in claims and demands for damages to property or for injury or death to persons, including payments made under any Worker's Compensation Law or under any plan for employee's disability or death benefits;

          2. Any claims arising from information, data, or messages transmitted over the network by Customer including, but not limited to, claims for libel, slander, invasion of privacy, infringement of copyright, and invasion and/or alteration of private records or data; and

          3. Claims for infringement of patents arising from the use of hardware and software not provided by Sprint in connection with Products and Services.

12.  DEFAULT/TERMINATION

     A. "Default" will mean where Customer becomes subject of a voluntary or involuntary bankruptcy, insolvency, reorganization or liquidation proceeding; makes an assignment for the benefit of creditors; admits in writing its inability to pay debts when due; or fails within fourteen (14) days after written notice to remedy any breach of these terms and conditions. Upon Default by Customer, Sprint may terminate and retake possession of Products and Services (before, during, or after other actions to recover sums hereunder), in which case Customer will provide Sprint full and free access to Products and Services for this purpose. Sprint's actions above will not waive Customer's obligation to pay for all charges due Sprint hereunder as well as any other damages Sprint may have sustained because of Customer's Default.

     B. To terminate Products and Services, Customer must provide Sprint with thirty (30) days prior written notice. In the event of early termination of any Order, Customer will pay Sprint the following "Termination Charges":

          1. Business Downturn - A lump sum equal to: (i) all charges for the Products and Services provided up to the effective date of termination, (ii) 50% of the fixed monthly charges set forth in the Order multiplied by the number of months remaining in the Order term (iii) a pro-rata amount of any credits and waivers based on the number of months remaining in the Initial Term, and
               (iv) any other direct pass-through costs (e.g., local access). A "Business Downturn" is defined as Customer's closing of a site or elimination of IP Products and Services at a site (i.e., IP products and services will not be provided at such site by Sprint or any other carrier).

          2. Other than a Business Downturn - A lump sum equal to 100% of the fixed monthly charges set forth in the Order multiplied by the number of months remaining in the Order term.

     C.   Customer will not be liable for the Termination Charges in this section if another Sprint product and service of the same or greater monthly price with a term no less than the remaining months in the Initial Term, or 1 year, whichever is greater, is ordered at the same time as the notice of termination is received or the termination is due to a material failure of Sprint. Customer agrees to provide prompt written notice to Sprint of any material failure by Sprint to provide Products and Services. If Sprint fails to cure such failure within a reasonable time, Customer may terminate the affected Products and Services on 30 days' written notice to Sprint


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
                                                      Agreement No. BSG9811-261

          without further liability, except for Customer's obligation to pay for all charges due Sprint for Products and Services provided through the date of such termination. A material failure by Sprint shall not include a failure caused by the local exchange carrier, Customer premise equipment, Customer nor any other failure caused by circumstances not within the sole control of Sprint.

13.  GENERAL

     A. Customer will not assign or transfer the Order without the prior written consent of Sprint. Sprint may, however, assign the Order to its parent company or an affiliate with thirty (30) days notice.

     B. Sprint will not be responsible for performance of its obligations hereunder where delayed or hindered by war, riots, embargoes, strikes, (whether of Sprint or others), casualties, accidents, or other occurrences beyond Sprint's control. Sprint will notify Customer in the event of any of the foregoing occurrences. Should such occurrence continue for more than sixty (60) days, Sprint or Customer may cancel the affected Products and Services with no further liability.

     C. The provision of Products and Services hereunder is subject to Sprint's continuing approval of Customer's credit-worthiness. Customer will furnish financial information as Sprint may from time to time reasonably request to determine Customer's credit-worthiness.

     D. Any disputes or claims arising out of or related to the Order will be brought within one (1) year of the occurrence.

     E. These terms and conditions may not be modified except by written amendment by the parties. No agent, employee, or representative of Sprint or Customer has authority to bind the parties to any representation or warranty unless such is specifically included in these terms and conditions, the Order, or written amendments thereto.

     F. Notice to the parties of disputes arising under the Order will be sent by registered mail to the parties to the address shown on the most recent Order. All other notices may be sent by regular mail.

     G. The parties will attempt to resolve all disputes arising out of or related to this Order through good faith negotiations. In the event that the parties cannot reach an agreement, any dispute arising out of or relating to this Order will be finally settled by arbitration in accordance with the rules of the American Arbitration Association. The arbitration will be governed by the United States Arbitration Act, 9 U.S.C. Sec. 1, et. seq., and judgment upon the award rendered by the arbitrator(s) may be entered by any court with jurisdiction. The arbitration will be held in the Kansas City, MO metropolitan area.

     H. The Order, including these terms and conditions, will be construed and enforced in accordance with, and the validity and performance hereof will be governed by, the laws of the state of Kansas.



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                         SPRINT PROPRIETARY INFORMATION

                                                       Agreement No. BSG9811-261

     I. The Order consists only of the document upon which the parties have affixed their signatures, these terms and conditions and those documents specifically incorporated herein by reference. The Order as so constituted is the entire agreement between the parties with respect to the subject matter hereof. No modification, alteration or waiver of any provision hereof will be binding upon the parties unless evidenced in writing and signed by both parties.



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                         SPRINT PROPRIETARY INFORMATION

                                                      Agreement No. BSG9811-261

                                    ORIGINAL

                                  ATTACHMENT C

                                   ADDENDUM TO
                         SPRINT IP PRODUCTS AND SERVICES
                              TERMS AND CONDITIONS

                       ADDITIONAL TERMS AND CONDITIONS FOR
                           INTERNET SERVICE PROVIDERS

In addition to the Sprint IP Products and Services Terms and Conditions, the following terms and conditions will govern Sprint's provision of such Products and Services to an Internet service provider ("Service Provider"). Customer will be considered a Service Provider if Sprint determines that Customer's primary business is to resell Internet access, including the sale of dedicated Internet connections or SLIP/PPP dial-up connections to others, as these require that an IP network, subnet, or host number be assigned to the end-user. As a Service Provider, Customer will be Internet-knowledgeable and capable of independently configuring TCP/IP communications, applications, and routing software in their local network environments.

1. Connection Equipment -- The equipment required for connection to the Products and Services consists of the following: IP Router, Channel Service Unit (CSU), Data Service Unit (DSU) or DS3-DSU, and a Inverse Multiplexer. Specific requirements regarding connection equipment for Service Providers are listed below.

     a.   Service Provider will provide its own IP Router.

     b. Service Provider will install, maintain, configure, and manage the IP Router hardware and software.

     c. Service Provider will configure its local network environment and applications. This includes, but may not be limited to, installation and configuration of Internet servers for Mail, News, and the Domain Name System (DNS).

     d. At the option of Service Provider, either Sprint or Service Provider will provide the CSU/DSU or DS3-DSU. Sprint will always provide the Inverse Multiplexer.

     e. If Sprint provides the CSU/DSU, then the service demarcation point will be such CSU/DSU. If Service Provider provides the CSU/DSU, then the service demarcation point is the LEC provided Smartjack or equivalent at the Service Provider's location.

     f. Sprint will maintain the Products and Services pursuant to the Sprint IP Terms and Conditions, however Service Provider will be responsible for resolving problems which are isolated to the IP Router, CSU/DSU (if provided by Service Provider) or its local network environment and applications.

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                         SPRINT PROPRIETARY INFORMATION

                                                      Agreement No. BSG9811-261

2. Routing Configurations -- The routing configuration supported by the Products and Services differs based on whether Service Provider's network is single-homed (e.g. only one connection to the Products and Services) or multi-homed (e.g. more than one connection to the Products and Services, or one connection to the Products and Services and an alternate connection to another entity providing access to the Internet).

     a. If Service Provider's network is single-homed, then Sprint will configure a fixed list of static routes during service implementation to support routing of Service Provider's network number(s). Service Provider will configure the proper static routes on the IP Router for connection to the Products and Services. Additionally, Service Provider will configure the routing within its local network environment.

     b. If Service Provider's network is multi-homed, then Sprint will configure dynamic routing during service implementation to support routing of Service Provider's network number(s). This requires that Service Provider have an Internet Autonomous System (AS) number (see
          Section 3 below entitled "Internet Registration" for additional information regarding AS numbers). Sprint will use Border Gateway Protocol Version 4 ("BGP-4") dynamic routing protocol for multi-homed configurations. Service Provider will configure BGP-4 on the IP Router for connection to the Products and Services. Service Provider will configure the routing within its local network environment.

     NOTE: Sprint reserves the right to configure dynamic routing for single-homed configurations when routing changes are requested on a regular or frequent basis.

3. Internet Registrations - There are several registrations required for an Internet connection. These include an Internet Network Number, an Internet Domain Name, and if applicable an Autonomous System (AS) number (i.e. required for multi-homed environments only). Sprint will perform these Internet registrations on behalf of a Service Provider as specified below:

     a. Internet Network Number (e.g. IP Addresses) Registration - Sprint will assign Service Provider one or more Class C Internet Network Numbers during implementation of the Products and Services. When more than one Class C Internet Network Number is required, Sprint will assign a block of contiguous Class C Internet Network Numbers, subject to Sprint's then current address assignment policies.

     b. Domain Name Registration - Sprint will register a domain name for Service Provider during implementation of the Products and Services. Service Provider will provide Sprint with the domain name they wish to have registered at the time the Products and Services are ordered. Service Provider will be fully responsible for the registration of domain names for its customers.

     c. Autonomous System Number Registration - If Service Provider's network environment is multi-homed, Sprint will, during implementation of the Products and Services, obtain an Autonomous System (AS) number on behalf of Service Provider unless Service Provider already has such an AS number.




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                                    (2 of 4)


                             PROPRIETARY INFORMATION

                                                      Agreement No. BSG9811-261

4. Domain Name Service (DNS) - Each user of Sprint IP Products and Services which registers an Internet domain name must provide at least two name servers for the domain: a primary DNS, and a secondary DNS for backup purposes. Requirements regarding DNS for Service Provider are listed below:

     a. Service Provider will provide primary DNS for their own domain, and primary DNS for each of its customers' domains (if required).

     b.   Sprint will provide secondary DNS for Service Provider's domain only.

     c. Service Provider will provide secondary DNS for each of its customers' domains.

5. Trouble Reporting and Problem Resolution - Once the Products and Services have been implemented, Service Provider will follow standard Sprint trouble reporting procedures. Sprint's Service Management Center (SMC is Service Provider's single point of contact for resolving troubles with the Products and Services once initial implementation has been completed. Sprint's SMC is available twenty-four hours per day, seven days per week. Specific restrictions regarding SMC support for Service Providers are listed below:

     a. Service Provider will resolve troubles within its local network and application environment. Service Provider will be responsible for all trouble resolution services to its own customers.

     b. Sprint SMC will only accept trouble calls from Service Provider. The SMC has no responsibility towards Service Provider's customers, and will not accept calls from Service Provider's customers. When Service Provider places a trouble call to the SMC, the following information will be provided:

          Name and Telephone Number of Service Provider

          Name and Telephone Number of Service Provider's affected customer

          Hours of Availability

          Name of person with the authority to close trouble ticket

          Network Address of IP Router experiencing trouble

          IP Address of IP Router experiencing trouble

          Description of trouble

6.   Other Terms and Conditions

     a. This Order does not constitute or create a joint venture, pooling arrangement, partnership, agency or formal business organization of any kind. Sprint and Service Provider will be

  Web Side Story - IP Terms Addendum, Attachment C             December 4, 1998


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                         SPRINT PROPRIETARY INFORMATION

                                                      Agreement No. BSG9811-261

          independent contractors with each other for all purposes at all times and neither party will act as or hold itself out as agent for the other or create or attempt to create liabilities for the other party.

     b. This Order is made solely for the benefit of the parties hereto and, except for permitted successors and assigns, confers no rights, duties, powers or privileges to any party who is not signatory hereto.

     c. All customers of Service Provider will look solely to Service Provider for its remedies under its agreement with Service Provider. Such customers are not a third party beneficiary under any agreement between Sprint and Service Provider.

     d. Notwithstanding Sprint's provision of Products and Services to Service Provider for use by its customers, Service Provider will remain liable for its customer's compliance with the terms and conditions of this Order. Failure of a Service Provider customer to comply with the terms and conditions of the Order will be deemed to be a breach of this Order by Service Provider.

     e. Failure of Service Provider to comply with any of the terms of this Section will be deemed a material breach of the Order.


Web Side Story - IP Terms Addendum, Attachment C               December 4, 1998

                                    (4 of 4)

                         SPRINT PROPRIETARY INFORMATION

                                  ATTACHMENT D

       DOMESTIC SPRINT INTERNET AND INTRANET ("IP"') PRODUCTS AND SERVICES
                PORT AVAILABILITY SERVICE LEVEL AGREEMENT ("SLA")
                              PERFORMANCE GUARANTEE

This performance guarantee measures the percentage of time a Port is available for Customer's use.

1.   COMMITTED PORT AVAILABILITY.

     Sprint will maintain the following monthly Port availability, as applicable, or Sprint will provide Customer the remedies described in
     Section 3.

     (A)  END-TO-END PORT AVAILABILITY.

          (1) Sprint-Provided Enhanced Metropolitan-Area SONET Access. Sprint will maintain 100% end-to-end Port availability ("Committed Port Availability") for each Port that utilizes Sprint-provided enhanced metropolitan-area SONET access.

          (2) Sprint-Provided Non-Enhanced Metropolitan-Area SONET Access or Dedicated Local Access. Sprint will maintain 99.90% or greater end-to-end Port availability ("Committed Port Availability") for each Port that utilizes Sprint-provided non-enhanced metropolitan-area SONET access or dedicated local access.

     (B)  POP-TO-POP PORT AVAILABILITY

          Sprint will maintain 100% percent POP-to-POP Port Availability ("Committed Port Availability") for each Port that utilizes Customer-provided local access.

2.   PORT AVAILABILITY CALCULATION

     2.1  Calculation. Port availability is calculated monthly as follows:

          (24 Hours x Days in Month ) - Port Outage Time (hours)   Port
          ------------------------------------------------------ = Availability
                     (24 Hours x Days in Month)

     2.2 Components Included in Port Availability. Port availability is calculated based on the performance of:

          (A)  all IP Network components; and

          (B) Sprint-provided local access facilities used to access the IP Network.

     2.3 Outage Time. Excluding outages caused by the factors listed below, outage time ("Outage Time") is the total time in a month that a Customer's Port is unable to transmit or receive High Level Data Link Control ("HDLC") traffic. Outage Time is measured from the time Sprint opens a

IP Port Availability Performance Guarantee                         Rev. 10/23/98

                         Sprint Proprietary Information
          trouble ticket to the time a problem is repaired. Outage Time does not include outages of less than 60 seconds duration, or time attributed to Customer's delay in responding to Sprint's requests for assistance to repair an outage. Outage Time will not include outages caused by:

          (A)  failure of any component not included in subsection 2.2 above;

          (B) failure of Customer-provided local access facilities used to access the Sprint IP Network;

          (C) scheduled maintenance from 12:00 A.M. - 6:00 A.M., Local time at site, Mondays for Internet, Wednesdays for Intranet. Refer to http://www.sprintlink.net for current schedule;

          (D) failure of any components beyond the 1P side of a network-to-network interface ("NNI");

          (E) failure of any components on the Frame Relay side of an IP-Frame Relay Gateway Service or the ATM side of an IP-ATM Gateway Service;

          (F) failure of any components that Sprint cannot correct because Customer is inaccessible;

          (G)  troubles resolved as "No Trouble Found";

          (H)  force majeure events;

          (I) Customer's negligence or willful misconduct or the negligence or willful misconduct of others authorized by Customer to use the IP Products and Services; or

          (J)  lateral Exchange Network Service.

3.   PORT AVAILABILITY REMEDY

     If Customer believes that Sprint has failed to meet its Committed Port Availability, Customer must contact its Sprint Account Manager. Upon Sprint's verification that the actual Port availability is below the Committed Port Availability, Sprint will issue a service credit ("Service Credit") to Customer. The Service Credit will equal the applicable percentage from the table below multiplied by the monthly recurring charges for the affected Port in the applicable month. Monthly Service Credits will not exceed the limits in Section 4.

         Total Monthly Outage Time              Service Credit Percentage
         Less than or equal to 1 hour                      5%
         Greater than one hour                            10%

4.   MAXIMUM SERVICE CREDITS.

     4.1 Monthly Service Credit. Service Credits issued in any month for a Port under this or any other IP performance guarantee under this Agreement will not exceed 10% of the monthly recurring charges for the affected Port.

     4.2 Yearly Service Credit. Service Credits issued during a Contract Year under this or any other performance guarantee under this Agreement will not exceed 20% of Customer's total IP Products and Services invoiced during the Contract Year.

5.   APPLICABILITY

     This performance guarantee applies to new IP Customers on or after 10/23/98, or existing IP Customers that extend the Term of their existing IP Agreement.

IP Port Availability Performance Guarantee                        Rev. 10/23/98


                                       2
                               Sprint Proprietary

                                  ATTACHMENT E

       DOMESTIC SPRINT INTERNET AND INTRANET ("IP") PRODUCTS AND SERVICES
                  NETWORK DELAY SERVICE LEVEL AGREEMENT ("SLA")
                              PERFORMANCE GUARANTEE

This performance guarantee measures the time it takes for data to cross the IP Network.

1.   COMMITTED NETWORK DELAY.

     1.1 Sprint's Commitment. Sprint will maintain the following average one-way POP-to-POP network delay ("Committed Network Delay") for its IP Networks, or Sprint will provide Customer the remedies described in
          Section 3.

         Committed Internet Network Delay                   Committed Intranet Network Delay
         Less than or equal to 75 milliseconds (ms)         Less than or equal to 60 milliseconds (ms)


     1.2 Customer Requirements. Both end-point Sprint Access Nodes must be located within the 48 contiguous United States or the District of Columbia.

2.   AVERAGE NETWORK DELAY CALCULATION.

     Average Network Delay is calculated by using Sprint-initiated PING Tests, as follows:

     2.1  Calculations.

          2.1.1 Calculation for Dial IP Delay. POP-to-POP one-way delay is the time it takes for a Sprint generated PING to go from a Sprint Rotary to a Sprint PING server at the Sprint Access Node to which Customer's IP site is connected. The performance guarantee is based on the monthly average delay response times for the Sprint-initiated PING Tests at 10 Customer-selected Dial Access Sites. The calculation is as follows:

            Sum of One-way Delays (Internet or Intranet Networks)
            for 10 Customer Selected Rotaries                           Average
            ------------------------------------------------------   =  Network
                                    10                                  Delay

          2.1.2 Calculation for Dedicated Internet Network Delay. POP-to-POP one-way delay is the time it takes for a Sprint-generated PING to go one-way between two Sprint Access Nodes to which Customer's IP sites are connected. The calculation is based on the monthly average delay response time for the Sprint-initiated PING Tests.

     2.2  Definitions. The following definitions are used in this SLA:

          (A) Rotary - means the NPA-NYX-XXXX number dialed by Customer modems to access Sprint's IP Networks.

  IP Busy-Free Performance Guarantee                               Rev. 10/23/98

                                       1


                         Sprint Proprietary Information

          (B) Sprint Access Node - means Sprint-owned facilities connected by SONET long-distance fiber lines that collectively form Sprint's IP Networks.

     2.3  PING Test Parameters. The PING Test parameters are:

          (A)  the PING type is IP ICMP;

          (B)  the PING size is 64 bytes;

          (C) the number of PINGs is 5 PINGs every hour for an entire calendar month; and

          (D)  PING time-outs shall equal 1 second (1000 milliseconds).

     2.4 Components Included in Average Network Delay. Subject to the exceptions listed in subsection 2.5, Average Network Delay is calculated based on the performance of:

          (A)  all IP Networks Components; and

          (B)  rotaries.

     2.5 Components Excluded From Average Network Delay. Average Network Delay does not include delays caused by:

          (A)  any components not included in subsection 2.4 above;

          (B) failure of any components beyond the IP side of a network-to-network interface (NNI);

          (C) failure of any components on the Frame Relay side of an IP-Frame Relay Gateway Service or the ATM side of an IP-ATM Gateway Service;

          (D) Customer's negligence or willful misconduct or the negligence or willful misconduct of others authorized by Customer to use the IP Products and Services;

          (E)  force majeure events;

          (F) scheduled maintenance from 12:00 A.M. - 6:00 A.M., Local time at site, Mondays for Internet, Wednesdays for Intranet. Refer to http://www.sprintlink.net for current schedule;

          (G)  Sprint-operated modems and Sprint Domain Name Servers ("DNS"); or

          (H) any components operated by an Internet Service Provider or a network operator other than Sprint.

3.   AVERAGE NETWORK DELAY REMEDY

     If Customer believes that Sprint has failed to meet its Committed Network Delay, Customer must contact its Sprint Account Manager. Upon Sprint's verification that the actual average network delay in a month is greater than the Committed Network Delay, Sprint will issue a service credit ("Service Credit") to Customer. The Service Credit will equal 10% of the monthly recurring charge for the affected IP Port in the applicable month, not to exceed the limits in Section 4.

4.   MAXIMUM SERVICE CREDITS

     4.1 Monthly Service Credit. Service Credits issued in any month for a particular Port under this or any other IP performance guarantee under this Agreement will not exceed 10% of the monthly recurring charges for the affected Port.

     4.2 Yearly Service Credit. Service Credits issued during a Contract Year under this or any other performance guarantee under this Agreement will not exceed 20% of Customer's total IP Products and Services invoiced during the Contract Year.

IP Busy-Free Performance Guarantee                                Rev. 10/23/98

                       Sprint Proprietary Information

5.   APPLICABILITY

     This performance guarantee applies to new IP Customers on or after 10/23/98, or existing IP Customers that extend the Term of their existing Agreement.

IP Busy-Free Performance Guarantee                                 Rev. 10/23/98


                                      3
                         Sprint Proprietary Information